UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_________

FORM 8-K

CURRENT REPORT
Pursuant to section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 25, 2008

BUCKEYE TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

DELAWARE	33-60032	62-1518973
(State or other	(Commission	(IRS Employer
jurisdiction of incorporation)	File Number)	Identification Number)

1001 Tillman Street, Memphis, Tennessee	38112
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (901) 320-8100

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 7.  REGULATION FD.

Item 7.01.  Regulation FD Disclosure.

The information presented herein under Item 7.01 shall not be deemed "filed" under the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as may be expressly set forth by specific reference in such a filing.

SECTION 8.  OTHER EVENTS

Item 8.01.  Other Events

On November 25, 2008, Buckeye Technologies Inc. issued a press release announcing that, due to softening of demand in the markets that use its cotton specialty fibers, Buckeye will be taking market downtime at its Americana Cotton Specialty Fibers facility in Brazil and reducing production by one shift at its Memphis Cotton Specialty Fibers facility.  While demand in its high-end specialty wood business remains strong, Buckeye expects reduced shipments in several of its markets to result in earnings of 12 to 15 cents per share for the October – December quarter.
SECTION 9.  FINANCIAL STATEMENTS AND EXHIBITS.
Item 9.01.  Financial Statements and Exhibits.
(d) Exhibits.
Exhibit Number	Description

99.1	Press Release of Buckeye Technologies Inc. dated November 25, 2008. (furnished)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized,

BUCKEYE TECHNOLOGIES INC.

______________________________________
Steven G. Dean
Sr. Vice President and Chief Financial Officer
November 25, 2008